Vystar® Corporation Announces Appointment of Board Member, Dean Waters, as Chief Financial Officer

An Original Investor Takes Helm of Vystar’s Financial Strategy

ATLANTA, April 4, 2013 – Vystar® Corporation (OTCBB: VYST) (“Vystar” or the “Company”), owner of SleepHealth™, a unique provider of sleep health services to physicians in the southeastern U.S., and exclusive creator of Vytex® Natural Rubber Latex (NRL), a multi-patented, all-natural raw material that contains significantly reduced levels of non-rubber particles and proteins found in natural rubber latex, announced that Dean Waters has been appointed as the Company’s new full-time Chief Financial Officer effective April 1, 2013.

Dean Waters is an active member of Vystar’s Board of Directors since his appointment in 2008, chairing the Audit Committee and serving on the Compensation Committee. As the Founder and Managing Director of FiveFold Capital, a company focused on the capital needs of community banks, he worked with each bank’s management team to solve strategic and capital issues drawing upon his fifteen years of knowledge and experience in raising more than $5 billion in capital for middle-market to Fortune 1000 companies and Community Financial Institutions. Prior to founding FiveFold Capital, Mr. Waters was Senior Vice President of Commerce Street Capital’s bank development group and was responsible for helping community bank management teams raise capital for initial offerings. Prior to Commerce Street, Mr. Waters was a Managing Partner of Poseidon Capital Investments, LLC, an investment advisory firm. He was also Senior Vice President, Director and one of the founding members of the Capital Markets Group within GMAC Commercial Finance’s Equipment Finance Division. Before that, he was Managing Director of Equity Distributions of Bank of America Leasing & Capital Group.

Mr. Waters received a B.S. in Economics from East Carolina University in Greenville, N.C., and earned an M.B.A., with honors, from Wake Forest University’s Babcock Graduate School of Management in Winston-Salem, N.C. He also represented Wake Forest in the European Business Studies program at St. Peters College of Oxford University and served eight years on the Babcock Graduate School of Management’s Alumni Council. Mr. Waters holds multiple FINRA registrations including Series 62, 63, and 79.

Dean Waters, Chief Financial Officer of Vystar Corporation, commented, “Having worked with Bill and the Vystar team as a Board Member for over 4 years now, I believe the Company is at an inflection point where growth will require the execution of tactical initiatives designed to improve operational efficiencies, heighten sales and services, as well as evaluate and select the most advantageous financial and growth opportunities to fuel expansion moving ahead. I am excited to assume the CFO position with Vystar, a company I’ve found to be truly innovative, and look forward to playing an active part in these initiatives and aiding the Company in reaching its next stage of growth.”

Bill Doyle, President & CEO of Vystar Corporation, stated, “We are pleased to have Dean on board as our Chief Financial Officer. His financial acumen, strategic insight and expertise showcased in a variety of areas over the past few years as a Board member and the chair of our Audit Committee - including but not limited to institutional investments, negotiations, domestic and international finance, due diligence, client relationship management and business development - has been nothing short of exceptional. Instrumental in the successful and ongoing implementation of our recent SleepHealth acquisition, Dean is well-equipped to lead Vystar’s financial stratagem going forward, focusing on growing both our top and bottom lines through organic means as well as through accretive and opportunistic acquisitions.”

About Vystar Corporation

Based in Duluth, GA, Vystar® Corporation (OTC Bulletin Board: VYST) is owner of SleepHealth, a unique provider of sleep health services and durable medical equipment (DME) to patients of physician clients in the southeastern U.S., and the exclusive creator of Vytex Natural Rubber Latex (Vytex NRL), a multi-patented, all-natural, raw material that contains significantly reduced levels of the proteins found in natural rubber latex and can be used in over 40,000 products. Vytex NRL is a 100% renewable resource, environmentally safe, "green" and fully biodegradable. Vystar is working with manufacturers across a broad range of consumer and medical products to bring Vytex NRL to market in adhesives, balloons, surgical and exam gloves, other medical devices and natural rubber latex foam mattresses and pillows. For more information, visit www.vytex.com and www.sleephealthier.com

Forward-looking Statements: Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of VYST officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future VYST actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and VYST has no specific intention to update these statements.

Investor Contact:

Howard Gostfrand, President

American Capital Ventures

305-918-7000

info@amcapventures.com

Vystar Corporation

Joanne Kearney, Vice President of Marketing

770-965-0383 x 21